UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

YUNHONG CTI LTD.

(Exact Name Of Registrant As Specified In Its Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

000-23115	36-2848943
(Commission File Number)	(I.R.S. Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of Principal Executive Offices)	(Zip Code)

(847) 382-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 12, 2022, Yunhong CTI Ltd. (“CTI” or the “Company”), received a notice (the “Notice”) of failure to satisfy a continued listing standard from Nasdaq under Listing Rules 5620 (a) and 5810(c)(2)(G). The Notice indicated that the Company failed to hold an annual meeting of stockholders within the required twelve-month period. The Company has 45 days to submit a plan to regain compliance. If that plan is accepted, CTI may be granted up to 180 calendar days from the date of the letter to evidence compliance. Failure to regain compliance with standards for continued listing would result in the ultimate de-listing of CTI’s common stock, ticker symbol “CTIB”, from Nasdaq. The Company intends to respond with a plan designed to regain compliance.

This summary is not intended to include all terms of the Notice, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.01.

Item No. 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Notice from Nasdaq, dated January 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 18, 2022	YUNHONG CTI LTD.

		By:	/s/ Frank Cesario
		Name:	Frank Cesario
		Title:	Chief Executive Officer